Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)Registration Statement (Form S-8 No. 333-148269) pertaining to the Fluor 409A Executive Deferred Compensation Program,
2)Registration Statement (Form S-8 No. 333-148270) pertaining to the Fluor Corporation 409A Deferred Directors' Fees Program,
3)Registration Statement (Form S-8 No. 333-188379) and Post-Effective Amendment No. 1 thereto, pertaining to the Fluor Corporation Amended and Restated 2008 Executive Performance Incentive Plan,
4)Registration Statement (Form S-8 No. 333-217653) pertaining to the Fluor Corporation 2017 Performance Incentive Plan,
5)Registration Statement (Form S-8 No. 333-226546) pertaining to the Fluor Corporation 409A Executive Deferred Compensation Program,
6)Registration Statement (Form S-8 No. 333-251426) pertaining to the Fluor Corporation 2020 Performance Incentive Plan,
7)Registration Statement (Form S-8 No. 333-260823) pertaining to Executive Officer Inducement Awards, and
8)Registration Statement (Form S-3 No. 333-285023) and related Prospectus of Fluor Corporation pertaining to the registration of its debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and units;

of our report dated March 3, 2025, with respect to the consolidated financial statements of NuScale Power Corporation, included in this Annual Report (Form 10-K/A) of Fluor Corporation for the year ended December 31, 2024.

                                         /s/ Ernst & Young LLP

Portland, Oregon
March 7, 2025